WASHINGTON NATIONAL CORPORATION
    EXHIBIT 10.1 - FORM OF EMPLOYMENT SECURITY AND
                 CONSULTING AGREEMENT


          EMPLOYMENT SECURITY AND CONSULTING AGREEMENT


      This Employment Security and Consulting Agreement
("Agreement") is entered into as of  this           day
of  June,  1996,  by  and between  Washington  National
Insurance  Company,  an Illinois insurance  corporation
("Company"),   Washington   National   Corporation,   a
Delaware        corporation        ("WNC"),         and
______________("Employee").

                      W I T N E S S E T H:

     WHEREAS, Employee is currently employed by Company as its _________________________;

      WHEREAS, Company is a wholly-owned subsidiary corporation of WNC; and

     WHEREAS, Employee, Company and WNC desire to enter into this Agreement in order to provide security to Employee with respect to his employment, and to provide for consulting services to be rendered to Company and WNC by Employee following his termination of employment under certain circumstances;

      NOW  THEREFORE, in consideration  of  the  mutual
covenants and promises contained herein, and other good
and valuable consideration, the receipt and sufficiency
of  which is hereby acknowledged, the parties agree  as
follows:
_
     1.   Definitions.  For purposes of this Agreement:

          (a) "Affiliate" or "Associate" shall have the meaning set forth in Rule 12(b)-2 under the Securities Exchange Act of 1934;

          (b) "Base Salary" shall mean Employee's annual base remuneration at the rate in effect at his Date of Termination;

          (c) "Beneficiary" shall mean the person or entity designated by Employee, by written instrument delivered to Company or WNC, to receive benefits payable under this Agreement in the event of his death. If Employee fails to designate a Beneficiary, or if no Beneficiary survives Employee, such death benefits shall be paid:

               (i)       to his surviving spouse;

               (ii) if there is no surviving spouse, to his living descendants, per stirpes; or

               (iii) if there is neither a surviving spouse nor descendants, to his duly appointed and qualified executor or personal representative.

          (d) "Benefit Plan" shall mean any incentive plan or arrangement, any stock option or other stock-based plan, any defined benefit retirement plan, defined contribution retirement plan, health and dental plan, disability plan, survivor income plan, life insurance plan, severance plan, automobile policy or other employee benefit or compensation plan or arrangement, including those listed on Exhibit A hereto, made available by Company or WNC to its senior executives from time to time.

          (e) "Bonus" shall mean the higher of (1) the annual award under the WNC Annual Pay At Risk Plan most recently paid to Employee by Company or WNC, and (2) the average of (i) the annual award most recently paid to Employee by Company or WNC under the WNC Annual Pay At Risk Plan, and (iii) the annual award paid to Employee by Company or WNC under such Plan for the year prior thereto.

          (f) A Change in Control of WNC shall be deemed to take place on the occurrence of any of the following events:

               (i) Any person (as such term is used in Section 13 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and including any Affiliate or Associate of such person, and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than 50% of the voting power entitled to be cast at an election for directors ("Voting Power") of WNC; or

               (ii) There occurs any merger or consolidation of WNC, or any sale, lease or exchange of all or any substantial part of the consolidated assets of WNC and its subsidiaries to any other person and (A) in the case of a merger or consolidation the holders of outstanding stock of WNC entitled to vote in elections of directors immediately before such merger or consolidation (excluding for this purpose any person, including any Affiliate or Associate, that directly or indirectly owns or is entitled to vote 20% or more of the Voting Power of WNC) hold less than 80% of the Voting Power of the survivor of such merger or consolidation or its parent, or (B) in the case of any such sale, lease or exchange, WNC does not own at least 50% of the Voting Power of the other person; or

               (iii) One or more new directors of WNC are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by a majority of the Continuing Directors;

                          provided, however, that,  for
               purposes of this Agreement, no Change in Control of WNC shall be deemed to have taken place on the occurrence of any sale of all or substantially all of the assets of the individual health and group life and health insurance business of Company (without the sale of the remainder of the business of WNC), whether by reinsurance or sale of assets, merger, consolidation or other business combination, including, but not limited to, the transactions contemplated by the agreement dated as of May 31, 1996 between Company and Pioneer Financial Services, Inc.

          (g) "Continuing Director" shall mean a person who is a member of the board of directors of WNC elected by the stockholders of WNC prior to the occurrence of any event described in subparagraph (f) next above;

          (h) "Date of Termination" shall mean the later of (i) the date contained in a written notice of termination given by Company or WNC to Employee, or by Employee to Company or WNC, and (ii) the 30th day after such notice is given.

          (i) "Good Cause" shall mean (A) Employee's dishonesty, fraud or breach of trust or substantial misconduct in the performance of, or substantial nonperformance of, his duties, (B) any act or omission by Employee that is a substantial cause for a regulatory body with jurisdiction over Company, WNC or any of their subsidiaries to request or recommend the suspension or removal of Employee, or to take punitive action against Employee, Company or WNC, or (C) a material breach by Employee of any covenant not to disclose confidential information or trade secrets relating to the business of Company or WNC or its Affiliates and Associates or of a covenant not to compete with Company and WNC and its Affiliates and Associates set forth herein or in any other agreement among Employee, Company and/or WNC.

          (j) "Good Reason" shall exist if Employee terminates his employment with Company and/or WNC, after, without his express written consent, (A) Company or WNC materially breaches any terms of this Agreement or any other agreement among Employee, Company and/or WNC, (B) Employee is assigned duties materially inconsistent with his position, duties and status as a senior executive of Company and WNC, (C) Company or WNC reduces Employee's fixed rate of annual Base Salary, (D) Company or WNC reduces benefits under the Benefit Plans so that, when considered in the aggregate and with any substitute benefit plan or plans, Employee's aggregate benefits are at a substantially lower level than that existing at February 1, 1992, or (E) Company or WNC requires or assigns duties to Employee the efficient performance of which would require Employee to move the location of his principal business office outside of a fifty mile radius of his current principal business office in Lincolnshire, Illinois.

          (k) "Severance Period" shall mean the 12 month period beginning on the second anniversary of the Date of Termination.

     2.   Benefits Upon Termination of Employment.

          (a) The following provisions will apply if the effective date of a Change in Control of WNC occurs on or after the date hereof, and if at any time during the 24 month period commencing on such effective date, (1) the employment of Employee with Company, WNC and all Affiliates and Associates thereof is terminated by Company, WNC or any Affiliate or Associate for any reason other than Good Cause, or (2) Employee terminates his employment with Company, WNC and all Affiliates and Associates thereof for Good Reason:

               (i) Company or WNC shall pay to Employee, within 10 days after the Date of Termination, in a lump sum, an amount equal to the aggregate of Employee's Base Salary and Bonus;

               (ii) Employee shall receive any and all benefits accrued under each Benefit Plan through the Date of Termination (or through such other date provided under any Benefit Plan), with the amount, form and time of payment of such benefits to be determined by the terms of the Benefit Plans;

               (iii) If, on the Date of Termination, Employee holds any options with respect to capital stock of WNC issued under the WNC Stock Benefit Plan, or any successor plan, or otherwise acquired, all such options shall immediately then become exercisable and shall remain exercisable until the later to occur of (A) the ninetieth day after the Date of Termination, and (B) the date on which any such option shall expire pursuant to the terms of the WNC Stock Benefit Plan, or any successor plan, or any option agreement applicable thereto.

               (iv) Any restrictions on capital stock of WNC owned by Employee on the Date of Termination and granted under the WNC Stock Benefit Plan or any successor plan, or otherwise acquired, shall lapse on the Date of Termination.

               (v)    If Employee is participating in the United
                      Presidential Group Insurance Plan on the Date of Termination, Company or WNC shall provide Employee with nonconvertible term life insurance coverage in an amount equal to the amount of coverage provided to Employee under the terms of the United Presidential Group Insurance Plan on the Date of Termination, including any optional coverage that Employee had elected. This coverage will commence on the first day of the month next following the second anniversary of the Date of Termination and will terminate 12 months after such commencement date. The coverage provided for under this subparagraph shall be in addition to any coverage acquired under the conversion privilege available to Employee under the United Presidential Group Insurance Plan.

               (vi)   If Employee is participating in the United
                      Presidential Group Insurance Plan on the Date of Termination, Company or WNC shall provide Employee and his dependents (as defined in the United Presidential Group Insurance Plan) with major medical insurance coverage that will be approximately equivalent to the coverage provided under the terms of the United Presidential Group Insurance Plan on the Date of Termination. This coverage will commence on the first day of the month next following the second anniversary of the Date of Termination and will terminate 12 months after such commencement date or such earlier date that Employee is employed by a third party and becomes eligible for any major medical insurance coverage provided by such third party. Any major medical coverage provided hereunder will be in addition to, but will coordinate with, any coverage acquired under the conversion privilege available to Employee under the United Presidential Group Insurance Plan.

               (vii) If Employee is using an automobile pursuant to WNC's Senior Executive Automobile Policy on the Date of Termination, Employee may continue to use such automobile during the Severance Period. If the lease on the automobile expires during the Severance Period, WNC shall enter into a new lease for a new automobile for Employee's use that expires at the end of the Severance Period. WNC shall assign any right WNC has to purchase the automobile upon expiration of the lease to Employee if Employee so requests. While Employee uses the automobile during the Severance Period, WNC shall continue to provide benefits to Employee in accordance with WNC's Senior Executive Automobile Policy, existing at the Date of Termination, regarding maintenance, fuel, insurance and income recognition related to leased automobiles.

               (viii) If Employee has not secured full time
                      employment on the second anniversary of the Date of Termination, Company or WNC, at its expense, shall provide Employee with outplacement services of a nationally recognized outplacement firm until the earlier of (1) Employee's attainment of employment, and
                      (2) the end of the Severance Period.

               (ix) During the Severance Period, Employee shall be entitled to receive fringe benefits and perquisites given by Company, WNC or an Affiliate or Associate thereof to its senior executives, including, but not limited to, payment by the Company or WNC for preparation of Employee's income tax returns by WNC's auditor.

               (x) (a) If the effective date of a Change in Control of WNC occurs in calendar year 1996, and if Employee is employed by Company, WNC or an Affiliate or Associate thereof on December 31, 1996, Employee shall receive, as soon as practicable after December 31, 1996, a lump sum payment under the WNC Annual Pay At Risk Plan equal to the greater of the target award of Employee under such Plan for calendar year 1996 and the actual award earned under such Plan by Employee for calendar year 1996. If the effective date of a Change in Control of WNC occurs in calendar year 1996, and if Employee is not employed by Company, WNC or an Affiliate or Associate thereof on December 31, 1996, Employee shall receive, as soon as practicable after the Date of Termination, a lump sum payment under the WNC Annual Pay At Risk Plan equal to the target award of Employee under such Plan for calendar year 1996.

                      (b) If the effective date of a Change
                      in Control of  WNC   occurs   after
                      December  31, 1996, and if Employee
                      is  employed by Company, WNC or  an
                      Affiliate  or Associate thereof  on
                      the  last day of the calendar  year
                      in   which   such  effective   date
                      occurs, Employee shall receive,  as
                      soon  as practicable after the  end
                      of  such  year, a lump sum  payment
                      under  the WNC Annual Pay  At  Risk
                      Plan  equal to the greater  of  the
                      target award of Employee under such
                      Plan  for such year and the  actual
                      award  earned  under such  Plan  by
                      Employee  for  such year.   If  the
                      effective  date  of  a  Change   in
                      Control   of   WNC   occurs   after
                      December  31, 1996, and if Employee
                      is  not employed by Company, WNC or
                      an  Affiliate or Associate  thereof
                      on  the  last  day of the  calendar
                      year  in which such effective  date
                      occurs, Employee shall receive,  as
                      soon  as practicable after the Date
                      of  Termination, a lump sum payment
                      under  the WNC Annual Pay  At  Risk
                      Plan  equal to the portion  of  the
                      target award of Employee under such
                      Plan for that year attributable  to
                      the  period commencing on the first
                      day  of that year and ending on the
                      Date of Termination.

               (i) If the effective date of a Change in Control of WNC occurs in calendar year 1996:

                      (1) If Employee is employed by Company, WNC or an
                          Affiliate or Associate thereof on December 31, 1996, Employee shall receive, as soon as practicable after December 31, 1996, a lump sum payment under the WNC Long Term Pay At Risk Plan, equal to the greater of the target award of Employee under such Plan and the actual award earned by Employee under such Plan for the 1994-1996 performance cycle.

                      (2) If Employee is not employed by Company, WNC or an
                          Affiliate or Associate thereof on December 31, 1996, Employee shall receive, as soon as practicable after the Date of Termination, a lump sum payment under the WNC Long Term Pay At Risk Plan equal to the target award of Employee under such Plan for the 1994-1996 performance cycle.

                      (3) If Employee is employed by Company, WNC or an
                          Affiliate or Associate thereof on the last day of either the 1995-1997 performance cycle or the 1996-1998 performance cycle under the WNC Long Term Pay
                          At Risk Plan, Employee shall receive, as soon as practicable after the end of the applicable performance cycle, a lump sum payment under such Plan equal to the greater of the target award of Employee or the actual award earned by Employee for the applicable performance cycle.

                      (4) If Employee is not employed by Company, WNC or an
                          Affiliate or Associate thereof on the last day of either the 1995-1997 performance cycle or the 1996-1998 performance cycle under the WNC Long Term Pay At Risk Plan, Employee shall receive, as soon as practicable after the Date of Termination, a lump sum payment equal to the portion of the target award of Employee under such Plan for the applicable performance cycle, attributable to the period commencing on the first day of the performance cycle and ending on the Date of Termination.

               (ii) If the effective date of a Change in Control of
                    WNC occurs after December 31, 1996:

                    (1) If Employee is employed by Company, WNC or an Affiliate or Associate thereof on the last day of a performance cycle under the WNC Long Term Pay At Risk Plan, Employee shall receive, as soon as practicable after the end of such performance cycle, a lump sum payment equal to the greater of the target award of Employee and the actual award earned by Employee for that performance cycle.

                    (2) If Employee is not employed by Company, WNC, or an Affiliate or Associate thereof on the last day of a performance cycle under the WNC Long Term Pay At Risk Plan, Employee shall receive, as soon as practicable after the Date of Termination, a lump sum payment equal to the portion of the target award of Employee for the applicable performance cycle attributable to the period commencing on the first day of the performance cycle and ending on the Date of Termination.

                    (xiii)    Any payment to
                    Employee  under the WNC Annual  Pay
                    At    Risk    Plan   pursuant    to
                    subparagraph  (x)  above  for   any
                    calendar  year shall be reduced  by
                    any  payment to Employee under such
                    Plan   for   such   calendar   year
                    pursuant  to  paragraph   3.    Any
                    payment  to Employee under the  WNC
                    Long Term Pay At Risk Plan pursuant
                    to   subparagraphs  (xi)  or  (xii)
                    above  for  any  performance  cycle
                    shall be reduced by any payment  to
                    Employee  under such Plan for  such
                    performance   cycle   pursuant   to
                    paragraph 3.

          3.    Annual  Pay At Risk Plan and Long  Term
          Pay At Risk Plan. If the effective date of a Change in Control of WNC shall occur, and if the WNC Annual Pay At Risk Plan and/or the
          WNC Long Term Pay At Risk Plan is terminated or materially modified or amended thereafter and prior to the Date of Termination, then:

               (a)   Employee shall  receive,  as
               soon as practicable after the effective date of the termination or material modification or amendment of the WNC
               Annual Pay At Risk Plan, a lump sum payment under such Plan equal to the portion of the target award of Employee under such Plan for the year in which such effective date occurs, attributable to the period commencing on the first day of that year, and ending on such effective date.

               (b)   Employee shall  receive,  as
               soon as practicable after the effective date of the termination or material modification or amendment of the WNC
               Long Term Pay At Risk Plan, a lump sum payment under such Plan equal to the portion of the target award of Employee under such Plan for each then incomplete performance cycle, attributable to the period commencing on the first day of such performance cycle and ending on such effective date.

          4.   Stock Options and Restricted Stock.  (a)
          All options held by Employee with respect  to
          capital  stock  of WNC issued under  the  WNC
          Stock Benefit Plan, or any successor plan, or
          otherwise acquired, shall immediately  become
          exercisable  upon  the effective  date  of  a
          Change  in  Control of WNC and  shall  remain
          exercisable until the later to occur  of  (A)
          the ninetieth day after the effective date of
          such  Change in Control, and (B) the date  on
          which  any such option shall expire  pursuant
          to  the terms of the WNC Stock Benefit  Plan,
          or   any   successor  plan,  or  any   option
          agreement applicable thereto.

          (b)   Any restrictions on capital stock
          of WNC owned by Employee on the effective date of a Change in Control of WNC and granted under the WNC Stock Benefit Plan or any successor plan, or otherwise acquired, shall lapse on such effective date.

          5.    Consulting Services.  (a) If Employee's
          employment   with  Company,   WNC   and   all
          Affiliates  and  Associates terminates  under
          conditions described in paragraph 2 above, he
          shall,  during the 12 month period  following
          the  Date  of  Termination, be  available  to
          render  consulting services to Company and/or
          WNC  as an independent consultant and not  as
          an   employee.    In  connection   therewith,
          Employee will devote his best efforts to  his
          position  as  an  independent consultant  and
          will  perform  such duties  and  execute  the
          policies of Company and/or WNC, as determined
          by   the   board  of  directors   of   either
          corporation; provided that said duties and policies will not be inconsistent with the nature of the duties performed by Employee during his active service with Company and/or
          WNC as an officer and employee thereof.

          (b)   Employee  shall  exercise  a
          reasonable  degree  of  skill  and  care   in
          performing  the consulting services  referred
          to   in   the  preceding  subparagraph   (a).
          Employee shall not be obligated to render any services during any period when he is unable to do so due to illness, disability or injury.

          (c)    Employee   shall   render
          consulting  services  hereunder  at  mutually
          convenient  times  as shall  be  agreed  upon
          between  Employee  and  Company  and/or   WNC
          taking into consideration the other business activities of Employee.

          (d)  Employee shall not be entitled
          to   any  additional  compensation  for   his
          consulting   services   rendered   hereunder,
          whether  or  not such services  are  actually
          rendered.   Employee  shall  be  entitled  to
          reimbursement    for   reasonable    expenses
          authorized in writing by Company and/or WNC in advance and incurred by Employee in the performance of his consulting services.

          (e)   Except as otherwise provided
          in  paragraphs  2,  3  and  4,  while  he  is
          available   to  render  consulting   services
          pursuant  to  this paragraph, Employee  shall
          not  be  entitled to participate  in,  or  to
          receive    benefits   under,   any    program
          maintained  by  Company and/or  WNC  for  its
          employees,   including  without   limitation,
          life,   medical   and  disability   benefits,
          pension, profit sharing or other retirement plans or other fringe benefits.

          6.    Death.   If Employee's employment  with
          Company,   WNC   and   all   Affiliates   and
          Associates    thereof    terminates     under
          circumstances described in paragraph 2 above, then upon Employee's subsequent death all unpaid amounts payable to Employee under paragraphs 2, 3 and 4, if any, shall be paid to his Beneficiary, and his spouse and other dependents shall be entitled to be covered under the United Presidential Group Insurance
          Plan  during  the remainder of the  Severance
          Period,  if  any,  pursuant  to  subparagraph
          (a)(vi) of paragraph 2.

          7.    Disclosure  of  Information.   Employee
          will not at any time use, or disclose to  any
          third party, any confidential information  or
          trade  secrets  relating to the  business  of
          Company,  WNC  or any Affiliate or  Associate
          thereof,   including  business  methods   and
          techniques,  research  data,  marketing   and
          sales  information, customer lists,  know-how
          and  any  other  information  concerning  the
          business of Company, WNC, or any Affiliate or
          Associate thereof, their manner of operation,
          their  plans  or  any other  information  not
          disclosed to the general public or  known  in
          the industry, except for use or disclosure in
          the   performance  of  Employee's  consulting
          services   hereunder  after   the   Date   of
          Termination. This covenant will survive the termination of this Agreement.

          8.   Covenant Not to Compete.  Subject to the
          performance of the obligations of Company and
          WNC  hereunder,  during the Severance  Period
          Employee  shall not, directly or  indirectly,
          own,  manage, operate, control or participate
          in  the  ownership, management, operation  or
          control  of,  or be connected as an  officer,
          employee,   partner,  director  or  otherwise
          with,  or have any financial interest in,  or
          aid  or assist anyone else in the conduct of,
          any   business   that   is   in   substantial
          competition  with any business  conducted  by
          Company,  WNC  or any division, Affiliate  or
          Associate   thereof,  during  the   Severance
          Period   and   with   which   Employee    had
          significant  involvement during the  term  of
          his  employment with Company or WNC, or while
          rendering   consulting  services   hereunder.
          Ownership of 1% or less of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph.

          9.    No Solicitation of Representatives  and
          Employees.   Employee agrees  that  he  shall
          not, prior to a Change in Control of WNC,  or
          thereafter  and  prior  to  the  end  of  the
          Severance Period, directly or indirectly,  in
          his individual capacity or otherwise, induce,
          cause,  persuade or attempt to do any of  the
          foregoing,    in   order   to    cause    any
          representative, agent or employee of Company,
          WNC  or  any of its Affiliates or Associates,
          to  terminate such person's relationship with
          Company,  WNC  or any Affiliate or  Associate
          thereof,  or  to  violate the  terms  of  any
          agreement between said representative,  agent
          or   employee,  and  Company,  WNC   or   any
          Affiliate or Associate thereof.

          10.   Forfeiture.  If Employee shall  at  any
          time  violate  any obligation  of  his  under
          paragraphs  7, 8 or 9 above in a manner  that
          results  in material damage to Company,  WNC,
          or any Affiliate or Associate thereof, or the
          business of any of them, he shall immediately
          forfeit his right to any benefits under  this
          Agreement,  none  of  Company,  WNC  or   any
          Affiliate   or   Associate   thereof    shall
          thereafter   have   any  further   obligation
          hereunder   to   Employee  or   his   spouse,
          Beneficiary or any other person, and Employee shall have no further obligation to render consulting services hereunder.

          11.   Employee  Assignment.  No  interest  of
          Employee   or  his  Beneficiary  under   this
          Agreement,  or  any  right  to  receive   any
          payment  or distribution hereunder, shall  be
          subject  in  any  manner to  sale,  transfer,
          assignment,  pledge, attachment,  garnishment
          or  other  alienation or encumbrance  of  any
          kind  nor  may  such  interest  or  right  to
          receive a  payment  or  distribution be taken
          voluntarily   or   involuntarily   for    the
          satisfaction  of  the  obligations  or  debts
          of,  or  other  claims against,   Employee or
          his   Beneficiary,  including   claims   for
          alimony,   support, separate maintenance and
          claims in bankruptcy proceedings.

          12.  Company Assignment.  Neither Company nor
          WNC may assign this Agreement, except that the obligations of Company or WNC hereunder shall be binding legal obligations of any successor to all or substantially all of the business of Company or WNC respectively, by purchase, merger, consolidation or otherwise.

          13.    Benefits  Unfunded.   All  rights   of
          Employee  and  his  Beneficiary  under   this
          Agreement  shall  at all  times  be  entirely
          unfunded  and no provision shall at any  time
          be  made  with  respect  to  segregating  any
          assets  of  Company, WNC or any Affiliate  or
          Associate thereof for payment of any  amounts
          due  hereunder.   Neither  Employee  nor  his
          Beneficiary shall have any interests  in,  or
          rights   against,  any  specific  assets   of
          Company, WNC, or any Affiliate or Associate thereof, and Employee and his Beneficiary shall have only the rights of a general unsecured creditor of Company and WNC.

          14.   Waiver.  No waiver by any party at  any
          time of any breach by the other party of,  or
          of   compliance   with,  any   condition   or
          provision of this Agreement to be performed by such other party, shall be deemed a waiver of any other provision or condition at the same time or at any prior or subsequent time.

          15.   Parachute  Payments.   If  all  or  any
          portion  of the payments and benefits payable
          to Employee under this Agreement, the Benefit
          Plans and any other incentive compensation or
          bonus  plan of Company or WNC (including  any
          such  plan adopted in the future) constitutes
          "excess   parachute  payments"   within   the
          meaning  of  Section  280G  of  the  Internal
          Revenue  Code  of 1986, as amended  ("Code"),
          that  are  subject  to  the  tax  imposed  by
          Section  4999  of  the Code (or  similar  tax
          and/or  assessment), the Company or  WNC  (or
          its  successor) shall make a single lump  sum
          payment to Employee in an amount equal to the
          amount  necessary to place  Employee  in  the
          same after-tax position as he would have been
          in  (taking into account any taxes that would
          have  been  payable on such amount including,
          but not limited to, income taxes) had no such
          tax   been   imposed  on  such  payment   and
          benefits.   The determination of  the  amount
          payable to Employee hereunder shall initially
          be  made,  at Company's or WNC's expense,  by
          the  independent accounting firm employed  by
          WNC  immediately prior to the  occurrence  of
          the  effective date of any Change in  Control
          of  WNC that will result in the imposition of
          such  tax.   If, after such lump sum  payment
          has  been  made to Employee, it is determined
          (pursuant  to final regulations or  published
          rulings  of  the Internal Revenue Service,  a
          settlement  agreement  entered  into  between
          Employee  and  the Internal Revenue  Service,
          final   judgment  of  a  court  of  competent
          jurisdiction or otherwise) that the amount of
          tax  payable by Employee pursuant to  Section
          4999  of the Code is greater than the  amount
          of such taxes calculated by WNC's independent
          accounting firm and reflected in the lump sum
          payment  made to Employee as aforesaid,  then
          Company  or WNC (or its successor) shall  pay
          Employee  an amount equal to the sum  of  (a)
          the difference between the amount of such tax
          as  initially determined by such  independent
          accounting firm hereunder, and the amount  of
          tax  that  is  determined to  be  payable  by
          Employee,   (b)  any  interest,   fines   and
          penalties  imposed on Employee by any  taxing
          authority  due  to any underpayment  of  such
          taxes   by  Employee,  and  (c)  the   amount
          necessary  to  reimburse  Employee  for   any
          income,  excise  or  other  taxes  that   are
          payable by Employee with respect to amounts specified in clauses (a) and (b) above, and the reimbursement provided for by this clause
          (c).

          16. Setoff. No payments or benefits payable to or with respect to Employee pursuant to this Agreement shall be reduced by any amount
          Employee or his spouse or other Beneficiary may earn or receive from employment with another employer or from any other source, except as expressly provided in subparagraph
          (v) of paragraph 2 above.

          17.   Indemnification.  Company and WNC agree
          to  indemnify Employee against all attorneys'
          fees and other costs incurred by Employee  in
          connection  with  any claim or  legal  action
          brought  under  or involving this  Agreement,
          other  than  attorneys' fees and other  costs
          incurred in a legal action in which  a  final
          non-appealable determination  is  made  by  a
          court  of  competent jurisdiction,  upholding
          Company's  or WNC's termination of Employee's
          employment hereunder for Good Cause,  or  not
          upholding  Employee's  termination   of   his
          employment hereunder for Good Reason.

          18.   Determinations and Actions by the Board
          of  Directors.   For  all  purposes  of  this
          Agreement, a majority of the directors of WNC
          shall  have the exclusive power and authority
          to  administer this Agreement and to exercise
          all rights and powers specifically granted to
          Company,  WNC  or the board of  directors  of
          Company or of WNC, or as may be necessary  or
          advisable  in  the  administration  of   this
          Agreement, including, without limitation, the
          right   and   power  to  (a)  interpret   the
          provisions  of this Agreement, and  (b)  make
          all   determinations  deemed   necessary   or
          advisable for the administration of this Agreement. All such actions, interpretations and determinations (including for purposes of clause (ii) below, all omissions with respect to the foregoing) that are done or made by a majority of the directors of WNC in good faith, shall (i) be final, conclusive and binding on Company, WNC and Employee, and
          (ii)  not  subject the board of directors  of
          Company or of WNC to any liability.

          19. Applicable Law. This Agreement shall be construed and interpreted pursuant to the laws of the State of Illinois without giving effect to the principles of conflicts of laws thereof.

          20.   Entire Agreement.  This Agreement  does
          not replace or amend the employment agreement
          dated  _____________ among Employee,  Company
          and  WNC,  and  shall otherwise  contain  the
          entire  agreement  between Company,  WNC  and
          Employee  relating  to  the  subject   matter
          hereof.

          21.   Amendment.   This  Agreement  shall  be
          amended only by written document signed by all parties.

          22.    No   Employment   Contract.    Nothing
          contained   in   this  Agreement   shall   be
          construed   to  be  an  employment   contract
          between Employee and Company or WNC.

          23.   Counterparts.  This  Agreement  can  be
          executed in counterparts, each of which shall be deemed an original.

          24.   Severability.  If any provision of this
          Agreement is held illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.

          25.   Successors.   This Agreement  shall  be
          binding upon, and inure to the benefit of, the parties hereto, and their respective heirs, representatives and successors.

          26.     Employment   with   Affiliates    and
          Associates  for  Purposes of This  Agreement.
          Base   Salary   and  Bonuses  shall   include
          remuneration   received  by   Employee   from
          Company,   WNC,   and  all   Affiliates   and
          Associates thereof.

          27.   Notices.   Any notices given  hereunder
          shall be in writing and shall be deemed to have been given when delivered or 48 hours after mailed by United States certified or registered mail, postage prepaid, addressed to:


               If to Company:

                    Washington National Insurance Company
                    300 Tower Parkway
                    Lincolnshire, IL 60069
                    Attention:  Corporate Secretary



               If to WNC:


                    Washington National Corporation
                    300 Tower Parkway
                    Lincolnshire, Illinois  60069-3665
                    Attention:  Corporate Secretary



               If to Employee:









_ or to such other person or address as may be designated by notice given as aforesaid.


     IN WITNESS WHEREOF, the parties have executed this

Employment Security and Consulting Agreement, effective

as of the date and year first above written.


                              WASHINGTON NATIONAL
                               INSURANCE COMPANY




                              By:  _______________________


                              Its: _______________________





                                 WASHINGTON NATIONAL CORPORATION



                              By:  _______________________


                              Its: _______________________





                              ____________________________
                                       , Employee


                           EXHIBIT A


Washington National Pension Plan Plus

Washington National Employees' Savings Plan

Washington National Profit Sharing Plan

Washington  National Supplemental Executive  Retirement
Plan